Exhibit 10.22

PURCHASE AND SALE AGREEMENT

by and between

Global Innovation Partners, LLC,

a Delaware limited liability company

and

Digital Realty Trust, L.P.,

a Maryland limited partnership

Dated as of September 16, 2004

i

Section 7.10	Reliance	13
Section 7.11	Survival	13
Section 7.12	Notice	13
Section 7.13	Equitable Remedies	14
Section 7.14	Dispute Resolution	14

ii

EXHIBIT LIST

EXHIBITS		SECTION FIRST REFERENCED

A	Transfer and Assumption Agreement	1.1

B	Representations, Warranties and Indemnities of the Transferor	3.3

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of September 16, 2004 by and between Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), and Global Innovation Partners, LLC, a Delaware limited liability company (the “Transferor”).

RECITALS

A. The Transferor is the sole member of Global Gold Camp Holdings, LLC, a Delaware limited liability company (the “LLC”), which is the sole member of Global Gold Camp, LLC, a Delaware limited liability company (“GGC”), a party to that certain Agreement Regarding Assignment, dated as of August 20, 2004 (the “Assignment Agreement”), by and between GGC and DCI Technology Holdings, LLC, a California limited liability company (“DCI”), pursuant to which GGC is granted certain rights to acquire an undivided seventy-five percent (75%) interest in the property referred to as the eBay Data Center, located at 3065 Gold Camp Circle, Rancho Cordova, California (the “Participating Property” or “Property”). As used herein, “LLC Agreement” means each limited liability company agreement under which the LLC or GGC was formed (including all amendments or restatements).

B. The Operating Partnership desires to and has entered in to certain contribution agreements (the “Contribution Agreements”) to consolidate the ownership of a portfolio of properties through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire direct or indirect interests in such properties, including the Participating Property, by acquiring direct interests in such properties (the “Property Interests”) or, directly or indirectly, some or all of the interests in certain limited partnerships, certain limited liability companies and certain other entities, including the LLC and GGC (collectively, the “Participating Partnerships”), which currently own directly or indirectly such properties, or a combination of the foregoing.

C. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and which is the sole general partner of the Operating Partnership.

D. The Transferor desires to, and the Operating Partnership desires the Transferor to, transfer to the Operating Partnership, all of its right, title and interest, free and clear of all Liens (as defined in Exhibit B), as a member of the LLC, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the LLC or any property distributable therefrom, constituting all of its interests in and to the LLC (such right, title and interest in and to the LLC are hereinafter collectively referred to as the “Membership Interest”), in exchange for the Consideration (as defined below), on the terms and subject to the conditions set forth herein.

E. The Transferor acknowledges that the Operating Partnership may decide that, rather than acquiring the Membership Interest by direct transfer, it is more desirable for the Operating Partnership to directly or indirectly acquire the Property by a direct transfer of the membership interest in GGC (a “GGC Interest Transfer”) to the Operating Partnership or an affiliate, or by a direct transfer of the Property from GGC (a “Direct Transfer”), or by a merger of the LLC or GGC or a subsidiary thereof with and into the Company, the Operating Partnership or an affiliate of either of them (a “Merger”), or to divide the LLC or GGC or a subsidiary thereof into more than one entity to facilitate the Formation Transactions (a “Division”); and the Transferor desires to give the Operating Partnership the right, in the Operating Partnership’s sole discretion, to engage in any GGC Interest Transfer, Direct Transfer, Merger or Division on the terms and conditions described herein without the need to seek any further consent or action of the Transferor, and will give hereby an irrevocable power of attorney as set forth in Article 6 hereof and irrevocable consents as set forth in Section 5.1 hereof.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION OF MEMBERSHIP INTEREST

Section 1.1 Transfer of Membership Interest. Effective as of the Closing (as defined in Section 2.2 herein) and subject to the terms and conditions contained in this Agreement, the Transferor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, all of its right, title and interest to the Membership Interest, including all of the Transferor’s rights and interest to the LLC and all rights to indemnification in favor of the Transferor under the agreements pursuant to which the Transferor or its affiliates acquired the Membership Interest transferred pursuant to this Agreement. The transfer of the Transferor’s Membership Interest shall be evidenced by a Transfer and Assumption Agreement in substantially the form of Exhibit A attached hereto. The parties shall take such additional actions and execute such additional documentation as may be required by the LLC Agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “OP Agreement”) or as reasonably requested in the reasonable judgment of counsel by the Operating Partnership in order to effect the transactions contemplated hereby.

In addition, for the avoidance of doubt, the Transferor hereby agrees and acknowledges that all rights and interests held by it or its affiliates, including without limitation the LLC and GGC, pursuant to the Assignment Agreement and all related agreements thereto shall be transferred and assigned to the Operating Partnership effective as of the Closing.

Section 1.2 Consideration. Subject to Section 1.3, the Operating Partnership shall, in exchange for the Membership Interest, pay to the Transferor an aggregate cash amount equal to the aggregate consideration paid by the Transferor and/or its subsidiaries pursuant to the Assignment Agreement plus any other costs incurred by the Transferor and/or its subsidiaries in connection with its acquisition of the Property (the “Consideration”). The parties shall take such additional actions and execute such additional documentation as may be required by the LLC Agreement in order to effect the transactions contemplated hereby.

Section 1.3 Adjusted Consideration. The Operating Partnership reserves the right not to acquire the Membership Interest, if in good faith the Operating Partnership determines that the ownership of the underlying Property would be inappropriate for the Operating Partnership. The parties hereby agree that, in such event, the Transferor will not receive the Consideration, and the transfer of the Membership Interest set forth in

Section 1.1 shall be null and void and of no further effect, and this Agreement will terminate without any liability to either party.

The risk of loss relating to the Transferor’s Membership Interest and the underlying Property prior to Closing shall be borne by the Transferor. If, prior to the Closing, the Property is partially or totally destroyed or damaged by fire or other casualty, or is taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option, determine not to acquire the Membership Interest. After the occurrence of any such casualty or condemnation affecting the Property, the Operating Partnership may also, at its option, elect to (a) acquire the Membership Interest or the Transferor’s interest in GGC, (b) direct the Transferor to pay or cause to be paid to the Operating Partnership any sums collected by the Transferor, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation, if any, and otherwise assign to the Operating Partnership all rights of the Transferor to collect such sums as may then be uncollected, and/or (c) to the extent available to the Transferor, adjust or settle any insurance claim or condemnation proceeding. Under such circumstances, the Consideration payable to the Transferor shall be reduced by its pro rata share of the amount of any deductibles under the applicable insurance policies or award (based on its ownership interest in the Property) to the extent such deductible is paid by the Operating Partnership. Insurance on the transferred Membership Interest shall be assigned to the Operating Partnership at the Closing.

Section 1.4 Allocation of Consideration. The Consideration shall be allocated in a manner reasonably agreed upon by the Operating Partnership and the Transferor. The Operating Partnership and the Transferor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates to take no position inconsistent with the allocation for income tax purposes.

Section 1.5 Term of Agreement. If the Closing does not occur by March 31, 2005 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Transferor shall have any further obligations hereunder except as specifically set forth herein.

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent. The effectiveness of the Company’s registration statement to be filed with the Securities and Exchange Commission on Form S-11 (the “Registration Statement”) and the substantially concurrent closing of the initial public offering of the common stock of the Company offered thereby are conditions precedent to the obligations of all parties to this Agreement to effect the transactions contemplated by this Agreement and by the Contribution Agreements on the Closing Date (as defined below).

The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions precedent:

(a) The representations and warranties of the Transferor contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect (as defined in Exhibit B), which representations and warranties shall be true and correct in all respects) on the date such representations and warranties were made and on the Closing Date as if made at and as of such date;

(b) The obligations of the Transferor contained in this Agreement to be performed by it shall have been duly performed by it on or before the Closing Date, including without limitation, the Transferor’s obligations to deliver the Closing deliveries set forth in Section 2.3, and the Transferor shall not have breached any of its covenants contained herein in any material respect;

(c) Concurrently with the Closing, the Transferor, directly or through the Attorney-in-Fact (as defined below), shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3 hereof;

(d) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

(e) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, financial condition, results or prospects of operation of the LLC and the Property, taken as a whole.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

Section 2.2 Time and Place. The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Latham & Watkins LLP, 633 West Fifth Street, Sixth Floor, Los Angeles, California (the “Closing” or “Closing Date”).

Section 2.3 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see Section 6.1 below), the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Closing Documents and other items shall include, without limitation, the following:

(a) The Transfer and Assumption Agreement in the form attached hereto as Exhibit A;

(b) All books and records, title insurance policies, leases, lease files, contracts and other indicia of Transferor’s ownership with respect to the Membership Interest (and any subsidiary of the LLC) necessary to affect the transfer under Section 1.1 and which are in the Transferor’s possession or which can be obtained through the Transferor’s reasonable efforts along with appropriate evidence of Transferor’s assignment thereof;

(c) An affidavit from the Transferor, stating under penalty of perjury, the Transferor’s United States Taxpayer Identification Number and that the Transferor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements;

(d) Any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Transferor’s Membership Interest, free and clear of all Liens or, if the Operating Partnership elects, the Property directly and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, quitclaim deeds and/or grant deeds (if transferred directly), bills of sale, assignments, and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Transfer and Assumption Agreement or deed or other Property Interests transfer documents is required; and

(e) If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Transferor of this Agreement, any related documents and the documents listed in this Section 2.3.

Section 2.4 Closing Costs. The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby. The Transferor shall be responsible for its own legal costs and any withholding taxes required to be paid and/or withheld in respect of the Transferor at Closing as a result of Transferor’s tax status.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to the Transferor that:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and is and at the effective time of the Public Offering and at the Closing shall be treated as a “partnership” for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Prospectus (as defined in Exhibit B) and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership has been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Transferor and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

(d) Non-Contravention. Assuming the accuracy of the representations and warranties of Transferor made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the transfer transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

(e) Solvency. Assuming the accuracy of the representations and warranties of the Transferor made hereunder and of the other Transferors to the Operating Partnership pursuant to certain contribution agreements in connection with the Formation Transactions, the Operating Partnership will be solvent immediately following the transfer of the Membership Interest to the Operating Partnership.

Section 3.2 Representations and Warranties with respect to the Company. The Operating Partnership hereby represents and warrants to the Transferor with respect to the Company that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease or operate its property and to carry on its business as described in the Prospectus and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. Each agreement, document and instrument contemplated by this Agreement and executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Transferor, except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement (by the Operating Partnership) and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

(d) Non-Contravention. Assuming the accuracy of the representations and warranties of Transferor made hereunder, none of the execution, delivery or performance of this Agreement (by the Operating Partnership), any agreement contemplated hereby and the consummation of the transfer transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

Except as set forth in Section 3.1 and this Section 3.2, the Operating Partnership makes no representation or warranty of any kind, express or implied, and the Transferor acknowledges that it has not relied upon any other such representation or warranty.

Section 3.3 Representations and Warranties of the Transferor. The Transferor represents and warrants to the Operating Partnership as provided in Exhibit B attached hereto, and acknowledges and agrees to be bound by the indemnification provisions contained therein.

Section 3.4 Indemnification. From and after the Closing Date, the Operating Partnership shall indemnify and hold harmless the Transferor and the Transferor’s directors, officers, managers, members and representatives, as well as its affiliates (each of which is an “Indemnified Transferor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses,”) asserted against, imposed upon or incurred by the Indemnified Transferor Party in connection with or as a result of: (i) any breach of a representation, warranty or covenant of the Operating Partnership contained in this Agreement or any Exhibit, certificate or affidavit, or in any other document delivered hereby, (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Agreement and (iii) the failure of the Operating Partnership after the Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership.

Section 3.5 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall have no obligation under this Agreement to indemnify or hold harmless the Transferor from any Losses arising as a direct result of the Transferor’s breach of this Agreement.

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of the Transferor.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, Transferor shall not, without the prior written consent of the Operating Partnership:

(i) Sell, transfer (or agree to sell or transfer), assign or otherwise dispose of, or cause the sale, transfer, assignment or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Membership Interest or all or any portion of its interest in GGC or the Property; or

(ii) Mortgage, pledge or encumber all or any portion of its Membership Interest or all or any portion of its interest in GGC.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Transferor, shall, to the extent within its control, conduct the LLC’s business in the ordinary course of business, consistent with past practice, and shall, to the extent within its control and consistent with its obligations under the LLC Agreement, not permit the LLC, without the prior written consent of the Operating Partnership, to:

(i) Enter into any material transaction not in the ordinary course of business with respect to the Property;

(ii) Mortgage, pledge or encumber (other than by Permitted Liens) any assets of the LLC, except (A) liens for taxes not delinquent, (B) purchase money security interests in the ordinary course of the LLC’s business, and (C) mechanics’ liens being disputed by the LLC in good faith and by appropriate proceeding in the ordinary course of the LLC’s business;

(iii) Cause or permit the LLC to change the existing use of the Property;

(iv) Cause or take any action that would render any of the representations or warranties regarding the Property as set forth on Exhibit B untrue in any material respect; or

(v) Make any distribution to its members, except in the ordinary course of business consistent with past practices; provided, however, that the Transferor shall give twenty (20) days advance notice to the Operating Partnership thereof, and any such distribution shall require the Operating Partnership’s consent (which shall not be unreasonably withheld).

(c) From the date hereof, the Transferor agrees to provide the Operating Partnership with such tax information relating to the Membership Interest and the Property as reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to its filing of tax returns.

Section 4.2 Tax Covenants. The Transferor and the Operating Partnership shall provide each other with such cooperation and information relating to the Membership Interest or the Property as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the Company’s tax status as a REIT. The Operating Partnership shall promptly notify the Transferor in writing upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of the Transferor and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for taxes of the Transferor with respect to any tax period ending on or before or as a result of the Closing Date. The Transferor shall promptly notify the Operating Partnership in writing upon receipt by the Transferor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the LLC. Each of the Operating Partnership and the Transferor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Transferor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Transferor (or its owners) has acknowledged liability (except as a member of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor the Transferor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates without the consent of the other party, such consent not to be unreasonably withheld. The Transferor and the Operating Partnership shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

ARTICLE 5.

WAIVERS AND CONSENTS

Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing of the transfer of the Membership Interests pursuant to Articles 1 and 2 herein.

Section 5.1 Waiver of Rights Under LLC Agreement; Consents With Respect to Membership Interest.

(a) As of the Closing, the Transferor waives and relinquishes all rights and benefits otherwise afforded to the Transferor under the LLC Agreement including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution by the other members of the LLC of their Membership Interest to the Operating Partnership, the Company or any direct or indirect subsidiary thereof and any and all notice provisions related thereto. The Transferor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the LLC Agreement or other agreements among one or more holders of the Membership Interest or one or more of the partners of the LLC. With respect to the LLC and the Property, the Transferor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers it is entitled to give that are necessary or desirable to (i) facilitate any Conveyance Action (as hereinafter defined) relating to the LLC, GGC or the Property and (ii) cause the LLC to have authority to transfer the Membership Interest, or Property to the Operating Partnership, and (iii) receive cash directly from the LLC if the LLC or one or more of the LLC’s subsidiaries transfers assets or interests directly to the Operating Partnership (rather than the Transferor transferring its or his Membership Interest hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the LLC or its subsidiaries on account of the Transferor receiving any amount reduced hereunder from the LLC or its subsidiaries making such direct transfer. In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to any LLC Agreement to the extent the terms herein conflict with the terms thereof, including without limitation, terms with respect to allocations, distributions and the like. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the LLC Agreements, which shall remain in full force and effect without modification.

(b) As used herein, the term “Conveyance Action” means, with respect to the LLC, (i) the transfer, conveyance or agreement to convey by a member thereof or by any holder of an interest therein (whether or not such member or holder is the Transferor hereunder) directly, by transfer, Direct Transfer, Merger, Division or otherwise of its direct or indirect interest in the LLC, GGC or the Property to the Operating Partnership or the Company or (ii) the entering into by any such member or holder any agreement relating to (x) the formation of the Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership or the Company of any such direct or indirect interest or (iii) the taking by any such member or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any Person of a direct or indirect interest in the LLC, GGC or the Property, the entering into any agreement with any Person that grants to such Person the right to purchase a direct or indirect interest in the LLC, GGC or the Property, and the giving of the Consents and Waivers contained in this Section or consents or waivers similar thereto in form or purpose.

(c) As used herein, the term “Consents” means, with respect to the LLC, GGC or the Property, any consent necessary or desirable under the LLC Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the LLC or GGC to have authority to permit any and all Conveyance Actions relating to the LLC, GGC or the Property or to amend the LLC Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute member of the LLC or GGC upon the Operating Partnership’s acquisition of a membership interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to the LLC Agreement as may reasonably be deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue the LLC and/or GGC following the transfer of interest therein to the Operating Partnership.

(d) As used herein, the term “Waivers” means, with respect to the LLC, GGC or the Property, the waiving of any and all rights that the Transferor may have with respect to, and (to the extent controlled by the Transferor) that any such other Person may have with respect to, or that may accrue to the Transferor or such other controlled Person upon the occurrence of, a Conveyance Action relating to the LLC, GGC or the Property, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another member in the LLC, GGC or the Property or to sell the Transferor’s or other Person’s direct or indirect interest therein to another member, rights to sell the Transferor’s or other Person’s direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of the LLC or GGC because of such Conveyance Action. The Transferor further covenants that the Transferor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in the LLC, GGC or the Property.

(e) The Waivers and Consents contained in this Section shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

ARTICLE 6.

POWER OF ATTORNEY

Section 6.1 Grant of Power of Attorney. The Transferor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of the Transferor, to act in the name, place and stead of the Transferor to make, execute, acknowledge and deliver all such other deeds (including grant deeds if applicable), assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of the Transferor’s Membership Interest, including, but not limited to, any registration rights agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could the Transferor if personally present and acting (the “Power of Attorney”). Further, the Transferor hereby grants to Attorney-in-Fact a proxy (the “Proxy”) to vote the Transferor’s Membership Interest on any matter related to the Formation Transactions presented to any of the LLC’s members for a vote, including, but not limited to, the transfer of interests in the LLC by the other members.

Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Transferor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. The Transferor agrees that, at the request of Operating Partnership it will promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Article 6, such execution to be witnessed and notarized, and in recordable form (if necessary). The Transferor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

The Transferor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement.

Section 6.2 Limitation on Liability. It is understood that by the grant of Power of Attorney in Section 6.1, the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted by the Transferor hereby. The Attorney-in-Fact as such attorney-in-fact by virtue of the grant in Section 6.1, makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Membership Interest and shall not be liable to the Transferor for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. The Transferor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability (including reasonably attorneys’ fees) incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by the Transferor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. The Transferor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Transferor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

Section 6.3 Ratification; Third Party Reliance. The Transferor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Transferor under this Article 6, and the Transferor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

ARTICLE 7.

MISCELLANEOUS

Section 7.1 Further Assurances. The Transferor and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 7.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.3 Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

Section 7.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 7.5 Entire Agreement. This Agreement, the exhibits and the agreements referred to in Section 2.3 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit B is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit B, and is subject to all of the provisions of this Article 7.

Section 7.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 7.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 7.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 7.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

Section 7.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 7.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Transferor and the Operating Partnership set forth in this Agreement shall survive the consummation of the transactions contemplated hereby. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 7.12 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Transferor:

Global Innovation Partners, LLC

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

Attn: Richard Magnuson

To the Operating Partnership:

Digital Realty Trust, L.P.

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

Attn: Michael F. Foust

Section 7.13 Equitable Remedies. The Transferor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Transferor and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement.

Section 7.14 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 7.13 above, be settled by final and binding arbitration conducted in San Francisco, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

(i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the San Francisco, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys’ fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

(iii) Costs. The arbitrator may, in its discretion, allocate the costs, fees and expenses incurred by the parties, as well as the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing, among the parties on the basis of fault.

(iv) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

“OPERATING PARTNERSHIP”

Digital Realty Trust, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc., a Maryland corporation Its: General Partner

By:	/s/ MICHAEL F. FOUST
Michael F. Foust
Title:	Chief Executive Officer

“TRANSFEROR”

Global Innovation Partners, LLC, a Delaware limited liability company

By: Global Innovation Manager, LLC, its Manager

By:	/s/ RICHARD A. MAGNUSON
Richard A. Magnuson
Title:	Chief Executive Officer

S-1

EXHIBIT A

TO

PURCHASE AND SALE AGREEMENT

TRANSFER AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing, the undersigned hereby assigns, transfers, sells and conveys to Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under, the LLC, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of the LLC and the right to receive distributions of money, profits and other assets from the LLC, presently existing or hereafter at any time arising or accruing,

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Membership Interest and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of Transferor thereunder from and after the date hereof.

Transferor for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, Transferor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Membership Interest granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Purchase and Sale Agreement, dated as of September 16, 2004, between the Operating Partnership and the Transferor.

[Remainder of page left intentionally blank.]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

Global Innovation Partners, LLC, a Delaware limited liability company

By: Global Innovation Manager, LLC, its Manager

By:
Richard A. Magnuson
Title:	Chief Executive Officer

ACKNOWLEDGEMENT

STATE OF )
) ss.:
COUNTY OF )

On the              day of                     , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

S-1

DIGITAL REALTY TRUST, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc., a Maryland corporation Its: General Partner

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF )
) ss.:
COUNTY OF )

On the              day of                     , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

S-2

EXHIBIT B

TO

PURCHASE AND SALE AGREEMENT

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF TRANSFEROR

ARTICLE 1 — ADDITIONAL DEFINED TERMS

For purposes of this Exhibit B, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit B is attached:

Actions: Means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

Agreement: Means the Purchase and Sale Agreement to which this Exhibit B is attached.

Entity: Means the LLC, each partnership, limited liability company or other legal entity that is a direct or indirect subsidiary of the Transferor and that directly or indirectly owns the Property.

Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit B.

Knowledge: Means, with respect to any representation or warranty so indicated, the actual knowledge, without inquiry or duty of inquiry, of Richard A. Magnuson, Michael Foust and Scott Peterson.

Liens: Means, with respect to any real and personal property, all mortgages, pledges, charges or security interests.

Permitted Liens: Means:

(a) Liens securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

(b) Zoning laws and ordinances applicable to the Property which are not violated by the existing structures or present uses thereof or the transfer of the Property;

(c) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued; and

(d) Non-exclusive easements for public utilities and other operational purposes that do not materially interfere with the current use of the Property.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

Prospectus: Means the Company’s final prospectus, as delivered to investors in the Public Offering (including, without limitation, the pro forma financial statements contained therein and any matters for which a reserve has been established as reflected in such pro forma financial statements).

REIT Shares: Shall have the meaning set forth in the OP Agreement.

Tax or Taxes: Means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Return: Means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

The Transferor represents and warrants to the Operating Partnership as set forth below in this Article 2, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

2.1 Organization; Authority; Qualification. The Transferor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Transferor has all requisite power and authority to enter into the Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary. Each Entity is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of formation and each Entity has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the assets, business or financial condition of such Entity. The Transferor has made available to the Operating Partnership true and correct copies of each Entity’s organizational documents, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”).

2.2 Due Authorization. The execution, delivery and performance of the Agreement by the Transferor has been duly and validly authorized by all necessary action of the Transferor. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Transferor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Transferor, each enforceable against the Transferor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date, as of the date hereof, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Transferor or any Entity in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the assets, business, financial condition and results of operation of the Company, the Operating Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

2.4 Ownership of the Membership Interest. The Membership Interest constitutes all of the issued and outstanding interests in the LLC owned by the Transferor. The Transferor is the sole owner of the Membership Interest and the LLC is the sole owner of the interest in GGC, each beneficially and of record, free and clear of any Liens of any nature (other than the Permitted Liens) and the LLC has full power and authority to convey the Membership Interest, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for the Membership Interest, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than the Permitted Liens and any liens arising through the Operating Partnership). Except as may be set forth in the LLC Agreement, there are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Membership Interest.

2.5 No Violation. Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date, none of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Transferor or the Operating Partnership of (A) the organizational documents, including the operating agreement, if any, of the Transferor or any of the Entities, (B) any agreement, document or instrument to which the Transferor is a party or by which the Transferor, any Entity or the Membership Interest are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on the Transferor or the Entities or by which the Transferor, Entity or any of their assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect.

2.6 Non-Foreign Status. The Transferor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. The Transferor will provide affidavits at the Closing to this effect as provided for in Section 2.3(g) of the Agreement.

2.7 Withholding. The Transferor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any United States federal or state withholding provisions, including without limitation those referred to in Section 2.6 above. If the Transferor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Transferor as required by the Code or applicable state law.

2.8 No Brokers. No Transferor nor any of the Transferor’s respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

2.9 Solvency. Assuming the accuracy of the Operating Partnership’s representations and warranties, each of the Transferor and Entity will be solvent immediately following the transfer of the Membership Interest to the Operating Partnership.

2.10 Litigation. There is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to Transferor’s Knowledge, threatened in the last twelve months, affecting all or any portion of the Transferor’s Membership Interest or the Transferor’s ability to consummate the transactions contemplated hereby or any of the Entities. Transferor is not bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Membership Interest or any Entity which in any such case would impair the Transferor ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

2.11 Taxes. To the Transferor’s Knowledge, other than with respect to any property tax reassessment, as to which no representation or warranty of any kind is made in this Section 2.11 or otherwise, the transactions contemplated hereby will not result in any income tax liability to any Entity, the Company or the Operating Partnership, and no tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property and with respect to the period during which such Entity owned an interest in the Property through the Closing (the “Ownership Period”), except such tax liens for which the tax is not delinquent and has been properly reserved for payment by the Entities. For federal income tax purposes, each Entity is, and at all times during its existence has been a disregarded entity. Each Entity has timely and properly filed all Tax Returns required to be filed by it during the Ownership Period and has timely paid all Taxes required to be paid by it during the Ownership Period. During the Ownership Period, no Entity has requested any extension of time or agreed to any extension of the applicable statue of limitations within which to file any pending Tax Return. During the Ownership Period, none of the Tax Returns filed by any of the Entities has become the subject of a pending or ongoing audit, and during such period no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against a Property or an Entity.

2.12 Exclusive Representations. Except as set forth above in this Exhibit B, the Transferor makes no representation or warranty of any kind, express or implied, in connection with the Membership Interest or any Entity and the Operating Partnership acknowledges that it has not relied upon any other such representation or warranty. The Transferor acknowledges that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and tax consequences of the transfer of the Transferor’s Membership Interest to the Operating Partnership and its receipt of the Consideration. The Transferor further represents and warrants that it has not relied on the Operating Partnership or its affiliates, representatives, counsel or other advisors and its respective representatives for legal or tax advice and the Transferor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 3 — INDEMNIFICATION

3.1 Survival Of Representations And Warranties; Remedy For Breach.

(a) Subject to Section 3.5 of this Exhibit B, all representations and warranties contained in this Exhibit B or in any certificate delivered pursuant hereto shall survive the Closing.

(b) Notwithstanding anything to the contrary in the Agreement or this Exhibit B, the Transferor shall not be liable under this Exhibit B or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Exhibit B or the Agreement, or any Exhibit, certificate or affidavit, or in any other document delivered thereby, other than pursuant to the succeeding provisions of this Article 3, which shall be the sole and exclusive remedy with respect thereto. In furtherance of the foregoing provision relating to exclusive remedy, the Operating Partnership hereby expressly waives any rights or claims it may have to pursue any other remedy, except as provided in Section 7.13 of the Agreement, whether under statute or common law against the Transferor or any of its affiliates. In no event shall the constituent members, partners, employees, officers, directors of the Transferor, or any Entity other than the Transferor, be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit B of the Agreement or any Exhibit, certificate or affidavit, or in any other document delivered thereby.

3.2 General Indemnification.

(a) The Transferor shall indemnify and hold harmless the Operating Partnership, the Company and each of their respective directors, officers, employees, agents, representatives and affiliates other than the Transferor (each of which is an “Indemnified Party”) from and against any and all Claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, “Losses”), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Transferor contained in the Agreement and including, without limitation, this Exhibit B or any Exhibit, certificate or affidavit, or in any other document delivered thereby).

(b) The Transferor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of all fees and expenses of the Transferor in connection with the transactions contemplated by the Agreement.

(c) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Transferor until all proceeds, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Transferor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Transferor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.4(a) up to the amount actually paid by the Transferor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Transferor with respect to insurance coverage disputes shall constitute Losses paid by the Transferor for purposes of this Section 3.2(c)).

3.3 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Transferor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.4 hereof; provided that failure to give notice to the Transferor will not relieve it from any liability which it may have to any Indemnified Party, unless it did not learn of such claim and such failure results in the forfeiture by the Transferor of substantial rights and defenses. The Indemnified Party may at its option demand indemnity under this Article 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to Transferor. The Indemnified Party shall permit the Transferor, at the Transferor’s option and expense, to assume the defense of any such claim by counsel selected by the Transferor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that Transferor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid in full by the Transferor. If the Transferor shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances or as required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of Transferor at the Transferor’s sole cost and expense; PROVIDED, HOWEVER, that the Transferor will not be obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Transferor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

3.4 Limitations on Indemnification Under Section 3.2(a).

(a) The Transferor shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Transferor under Section 3.2(a) exceeds One Hundred Thousand Dollars ($100,000), in the aggregate; PROVIDED, HOWEVER, that claims for Losses arising out of a breach of representations or warranties contained in Sections 2.1, 2.2, 2.4, 2.6, 2.7, 2.8 and 2.11 hereof shall not be subject to such deductible amount but shall be recoverable from the first dollar of Losses.

(b) Notwithstanding anything contained herein to the contrary, the maximum liability of the Transferor in the aggregate under Section 3.2(a) hereof shall not exceed Five Hundred Thousand Dollars ($500,000); PROVIDED, HOWEVER, that this limitation shall not apply to claims for Losses arising out of a breach of representations and warranties contained in Sections 2.1, 2.2 and 2.4. Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look, first to available insurance proceeds pursuant to Section 3.2(c) above. Notwithstanding anything to the contrary in the Agreement, the Transferor shall not be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, taxes relating to tax years beginning on or after the closing of the Formation Transactions, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

3.5 Limitation Period.

(a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2(a) hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefore on or prior to February 15, 2006, PROVIDED, HOWEVER, that claims for Losses arising out of a breach of the representations and warranties contained in Section 2.4 shall survive and may be brought indefinitely after the Closing.

(b) Subject to Section 3.5(a), if asserted in writing on or prior to February 15, 2006, any claims for indemnification pursuant to Section 3.2(a) shall survive until resolved by mutual agreement between the Transferor and the Indemnified Party or pursuant to Section 7.14 of the Agreement, and any claim for indemnification pursuant to Section 3.2(a) not so asserted in writing on or prior to February 15, 2006 shall not thereafter be asserted and shall forever be waived.

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